UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 17, 2005
Western Digital Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08703	33-0956711
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

20511 Lake Forest Drive Lake Forest, California	92630
(Address of Principal Executive Offices)	(Zip Code)
(949) 672-7000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 10.4

Item 1.01 Entry into a Material Definitive Agreement.
2004 Performance Incentive Plan Amendment
     The Board of Directors (the “Board”) of Western Digital Corporation (the “Company”) has previously approved an amendment to the Western Digital Corporation 2004 Performance Incentive Plan (the “2004 Plan”) that would increase the number of shares of the Company’s common stock that may be delivered pursuant to awards granted under the 2004 Plan by an additional 13,000,000 shares. According to the results from the Company’s annual stockholders meeting held on November 17, 2005, the Company’s stockholders have approved the 2004 Plan amendment.
     The following summary of the 2004 Plan is qualified in its entirety by reference to the text of the 2004 Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by this reference.
     The Board or one or more committees appointed by the Board administers the 2004 Plan. The Board has delegated general administrative authority for the 2004 Plan to the Compensation Committee of the Board.
     The administrator of the 2004 Plan has broad authority under the 2004 Plan to, among other things, select participants and determine the type(s) of award(s) that they are to receive, and determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award.
     Persons eligible to receive awards under the 2004 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries.
     The maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards under the 2004 Plan equals the sum of: (1) 17,500,000 shares (after giving effect to the 2004 Plan amendment), plus (2) the number of shares available for additional award grant purposes under the Company’s Employee Stock Option Plan immediately prior to the expiration of that plan on November 10, 2004, plus (3) the number of shares available for additional award grant purposes under the Company’s Stock Option Plan for Non-Employee Directors and the Company’s Broad-Based Stock Incentive Plan as of November 18, 2004 (the Employee Stock Option Plan, the Stock Option Plan for Non-Employee Directors and the Broad-Based Stock Incentive Plan are referred to collectively as the “Existing Plans”), plus (4) the number of any shares subject to stock options granted under the Existing Plans and outstanding as of November 18, 2004 which expire, or for any reason are cancelled or terminated, after that date without being exercised, plus (5) the number of any shares of restricted stock granted under the Company’s Broad-Based Stock Incentive Plan that are outstanding and unvested as of November 18, 2004 which are forfeited, terminated, cancelled or otherwise reacquired by the Company without having become vested.
     Shares issued in respect of any “full-value award” granted under the 2004 Plan will be counted against the share limit described in the preceding paragraph as 1.35 shares for every one share actually issued in connection with the award. For example, if a stock bonus of 100 shares of the Company’s common stock were granted under the 2004 Plan, 135 shares would be charged against the share limit with respect to that stock bonus award. For this purpose, a “full-value award” generally means any award granted under the 2004 Plan other than: (1) shares delivered in respect of compensation earned but deferred, and (2) shares delivered pursuant to option or stock appreciation right grants the per share exercise or base price, as applicable, of which is at least equal to the fair market value of a share of the Company’s common stock at the time of grant of the award.
     To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2004 Plan. In the event that shares are delivered in respect of a dividend equivalent right, only the actual number of shares delivered with respect to the award will be counted against the share limits of the 2004 Plan. To the extent that shares are delivered pursuant to the exercise of a stock option or stock appreciation right, the number of underlying shares as to which the exercise related shall be counted against the share limits of the 2004

Plan, as opposed to only counting the shares actually issued. Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2004 Plan will again be available for subsequent awards under the 2004 Plan.
     The types of awards that may be granted under the 2004 Plan include stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in the Company’s common stock or units of the Company’s common stock, as well as certain cash bonus awards.
     As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2004 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.
2005 Employee Stock Purchase Plan
     The Board has previously approved the Western Digital Corporation 2005 Employee Stock Purchase Plan (the “ESPP”). According to the results from the Company’s annual stockholders meeting held on November 17, 2005, the Company’s stockholders have approved the ESPP.
     The following summary of the ESPP is qualified in its entirety by reference to the text of the ESPP, which is attached hereto as Exhibit 10.2 and incorporated herein by this reference.
     The Board or one or more committees appointed by the Board administers the ESPP. The Board has delegated general administrative authority for the ESPP to the Compensation Committee of the Board.
     Under the ESPP, 5,000,000 shares of the Company’s common stock are available for purchase by eligible employees who elect to participate in the ESPP. Eligible employees will be entitled to purchase, by means of payroll deductions, limited amounts of the Company’s common stock at a discount during periodic offering periods. An offering period may be up to twenty four months long, and may be divided into one or more exercise periods. The Compensation Committee will establish the methodology for setting the purchase price for the stock that may be purchased pursuant to the ESPP each exercise period, except that in no event may the purchase price for an exercise period be lower than the lesser of (i) 85% of the fair market value of a share of the Company’s common stock at the start of the offering period in which the exercise period occurs, or (ii) 85% of the fair market value of a share of the Company’s common stock on the last day of the exercise period.
     Subject to limited exceptions, all employees of the Company and its subsidiaries are eligible to participate in the ESPP. Subject to certain other limits, no eligible employee may purchase more than $25,000 of stock (valued at the start of the applicable offering period and without giving effect to any discounted purchase price) under the ESPP in any one calendar year.
     As is customary in stock plans of this nature, each share limit and the number and kind of shares available under the ESPP and any outstanding purchase rights, as well as the applicable purchase prices, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.
Director Compensation
     On November 17, 2005, upon recommendation of the Compensation Committee that was based on input from external consultants, the Board approved the following changes to the compensation offered to members of the Board. These changes are effective as noted below:
▪	Cash Compensation. Fees for attending individual meetings will be eliminated effective January 1, 2006. In addition, effective January 1, 2006, the annual retainer for service as a member of the Board will be increased from $40,000 to $75,000.

Each member of the Audit Committee will receive an additional annual retainer of $5,000. The chairman of the Audit Committee will also receive an additional annual retainer of $10,000. These additional annual retainers for directors serving on the Audit Committee are in recognition of the additional work required for service on that particular committee. The chairmen of the Governance Committee and the Compensation Committee will receive an additional annual retainer of $5,000.

▪	Non-Employee Director Stock Option Program. Effective November 17, 2005, the annual grant of stock options to non-employee directors will be based on a fixed dollar value (and converted to a fixed number of shares using a Black-Scholes valuation) rather than being a specified number of shares. On being newly elected or appointed to the Board, a non-employee director will be granted an option to purchase shares of the Company common stock. The number of shares subject to the option will be the number that produces an approximate value for the option grant (using a Black-Scholes valuation as of the time of grant) equal to approximately $300,000 on the grant date. Each year at the annual meeting, continuing non-employee directors will be granted options to purchase shares of the Company’s common stock. The number of shares subject to each option will be the number that produces an approximate value for the option grant (using a Black-Scholes valuation as of the time of grant) equal to approximately $100,000 on the grant date. The per-share exercise price of the options will equal the fair market value of a share of the Company’s common stock on the date of grant, and the options will be subject to a four-year vesting schedule, subject to possible accelerated vesting on certain terminations of service as a director. Prior to this change, newly elected or appointed non-employee directors were granted options covering 75,000 shares of the Company’s common stock and continuing non-employee directors were granted options covering 10,000 shares of the Company’s common stock.

Based on the methodology described above, the Company’s continuing non-employee directors were granted stock options on the date of the 2005 annual meeting covering 12,500 shares of the Company’s common stock.

The program of automatic stock option grants to non-employee directors pursuant to the Company’s Non-Employee Director Option Grant Program adopted under the 2004 Plan has been suspended in light of the foregoing changes. New stock option grants to non-employee directors (including the grants made on the date of the Company’s 2005 annual meeting) will be granted under the 2004 Plan and the number of shares of Company common stock issued in respect of those stock options will be charged against the applicable share limits of the 2004 Plan.

▪	Restricted Stock Unit Plan. The Amended and Restated Western Digital Corporation Non-Employee Directors Restricted Stock Unit Plan (the “Restricted Stock Unit Plan”) provides for annual grants of restricted stock units to the non-employee members of the Board. Effective for the grants to be made as of January 1, 2006, non-employee members of the Board will be awarded a number of restricted stock units each January 1 equal in value (based on the fair market value of an equivalent number of shares of Company common stock) to $100,000. Non-employee directors who are newly elected or appointed to the Board after January 1 of a given year will receive a pro-rated award of restricted stock units for that year. Prior to this change, the annual grant to non-employee directors under the Restricted Stock Unit Plan was 4,527 restricted stock units. The restricted stock units will continue to be subject to a three-year vesting schedule, subject to possible accelerated vesting on certain terminations of service as a director.

Vested stock units granted under the Restricted Stock Unit Plan will be payable in an equal number of shares of the Company’s common stock. Previously, vested stock units were paid only in cash, and the amount of the payment could not exceed 200% of the value of the restricted stock units on the date they were granted. This 200% cap on the payment amount has been eliminated. The number of shares of Company common stock issued in respect of the Restricted Stock Unit Plan will be charged against the applicable share limits of the 2004 Plan. In all other material respects, the existing provisions of the Restricted Stock Unit Plan remain in effect.

•	Stock-for-Fees Plan. The Amended and Restated Western Digital Corporation Non-Employee Directors Stock-for-Fees Plan (the “Stock-for-Fees Plan”) provides that non-employee members of the Board may elect to receive any or all of their fees in the Company’s common stock instead of cash and may elect to defer any payment of cash or stock under the Company’s Deferred Compensation Plan. Effective for fees paid with respect to services performed by non-employee directors during and after 2006, the 25% premium that had previously applied to any deferral election made by a non-employee director with respect to fees payable in the Company’s common stock has been eliminated. In all other material respects, the existing provisions of the Stock-for-Fees Plan remain in effect.
Executive Compensation
     On November 17, 2005, the Board, upon the recommendation of the Compensation Committee, adjusted annual base salaries, effective November 17, 2005, for certain named executive officers. Such annual base salaries for each of Stephen D. Milligan and Raymond M. Bukaty were increased from $350,000 to $400,000. As described in Item 5.02 below, the Board set John F. Coyne’s annual salary at $600,000.
     At a meeting on November 16, 2005, the Compensation Committee of the Board established the performance goals for the cash bonus awards under the Western Digital Corporation Incentive Compensation Plan (the “ICP Plan”) for the second half of fiscal year 2006. The Compensation Committee determined that funding of the ICP Plan for this period will be based upon accomplishment of specific earnings per share and revenue targets, in various combinations. These predetermined performance goals were recommended to, and approved by, the non-management members of the Board on November 17, 2005.
     Under the ICP Plan, certain employees of the Company, including the Company’s executive officers, may be awarded cash bonus awards based on the Company’s achievement of these predetermined performance goals. For executive officers, a target bonus amount has been established as a percentage of base salary ranging from 65% to 100% of base salary. Depending upon the Company’s achievement of these predetermined performance goals, the ICP Plan may fund based on a percentage of the target bonus amount (ranging from 0% to 200% of the target). However, individual participation in the ICP Plan is based on individual performance, and actual awards may vary upward or downward.
     Also on November 17, 2005, the Board, upon the recommendation of the Compensation Committee, approved payment of a discretionary cash bonus in the amount of $102,438 to Raymond M. Bukaty, Senior Vice President, Administration, General Counsel and Secretary of the Company.
     A Summary of Compensation Arrangements for Named Executive Officers and Directors is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On November 17, 2005, the Board promoted John F. Coyne, age 55, to the position of Executive Vice President and Chief Operations Officer. Previously, Mr. Coyne served as Executive Vice President, Worldwide Operations.
     In connection with Mr. Coyne’s previous promotion to Executive Vice President, Worldwide Operations, the Company entered into a letter agreement with Mr. Coyne, dated May 25, 2005 (the “May 2005 Letter”), a copy of which is attached hereto as Exhibit 10.4 and is incorporated herein by reference. In light of Mr. Coyne’s promotion to Chief Operations Officer, the Board, upon the recommendation of the Compensation Committee, has modified certain terms of the May 2005 Letter that pertain to Mr. Coyne’s compensation by the Company. Effective November 17, 2005, Mr. Coyne’s annual base salary has increased from $450,000 to $600,000 and his target bonus amount (as a percentage of annual base salary) under the Western Digital Corporation Incentive Compensation Plan has also increased. In addition, pursuant to the various Company plans as set forth in the exhibits to the Company’s filings with the Securities and Exchange Commission, the Board granted Mr. Coyne an award of

300,000 restricted shares of the Company’s common stock and a stock option to purchase 250,000 shares of the Company’s common stock at an exercise price of $13.76 per share. Such restricted shares and stock option will vest over three years at 33 1/3% per year. In consideration of these awards, the award of 40,000 performance shares previously awarded to Mr. Coyne in May 2005 pursuant to the May 2005 Letter has been terminated by mutual agreement.
     The remainder of Mr. Coyne’s May 2005 Letter, the material terms of which are described as follows, is unaltered. Mr. Coyne is employed “at will.” He was granted certain relocation benefits, bonuses and payments in connection with his pending relocation from Kuala Lumpur, Malaysia to Lake Forest, California. Contingent on approval by the Compensation Committee and subject to the terms and conditions of the 2004 Plan, in May 2005 pursuant to the May 2005 Letter, he was awarded 40,000 restricted shares of the Company’s common stock with a three year vesting schedule of 33 1/3% per year and 30,000 restricted shares of the Company’s common stock with a two year vesting schedule of 50% per year.
     Mr. Coyne is also entitled to participate in various Company plans as set forth in the exhibits to the Company’s filings with the Securities and Exchange Commission, including the Western Digital Corporation Amended and Restated Change of Control Severance Plan, effective March 29, 2001.
     Mr. Coyne joined the Company in 1983 and has served in various executive capacities. In November 2002, Mr. Coyne was promoted to Senior Vice President, Worldwide Operations. He was promoted to Executive Vice President, Worldwide Operations, effective July 2005.
     The Company issued a press release on November 21, 2005, announcing Mr. Coyne’s appointment to Chief Operations Officer, which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits
10.1	Western Digital Corporation Amended and Restated 2004 Performance Incentive Plan

10.2	Western Digital Corporation 2005 Employee Stock Purchase Plan

10.3	Western Digital Corporation Summary of Compensation Arrangements for Named Executive Officers and Directors

10.4	Letter Agreement, dated May 25, 2005, between the Company and John F. Coyne

99.1	Press Release of Western Digital Corporation issued November 21, 2005 announcing the appointment of John Coyne as Chief Operations Officer (incorporated by reference to the Company’s Current Report on Form 8-K (File No. 1-08703), as filed with the Securities and Exchange Commission on November 21, 2005)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Western Digital Corporation
(Registrant)

	By:	/s/ RAYMOND M. BUKATY

Date: November 23, 2005		Raymond M. Bukaty
Senior Vice President, Administration,
General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Western Digital Corporation Amended and Restated 2004 Performance Incentive Plan

10.2	Western Digital Corporation 2005 Employee Stock Purchase Plan

10.3	Western Digital Corporation Summary of Compensation Arrangements for Named Executive Officers and Directors

10.4	Letter Agreement, dated May 25, 2005, between the Company and John F. Coyne

99.1	Press Release of Western Digital Corporation issued November 21, 2005 announcing the appointment of John Coyne as Chief Operations Officer (incorporated by reference to the Company’s Current Report on Form 8-K (File No. 1-08703), as filed with the Securities and Exchange Commission on November 21, 2005)